Amendment to Participation Agreement among AllianceBernstein Variable Products Series Fund, Inc., and Western Reserve dated May 1, 2009

AMENDMENT
TO
PARTICIPATION AGREEMENT

Amendment dated as of May 1, 2009 to the Participation Agreement (the “Agreement”), dated as of November 1, 2008, between WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO (“Insurer”)); TRANSAMERICA CAPITAL, INC. (“Contracts Distributor”); ALLIANCEBERNSTEIN L.P. (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (“Distributor”).

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA U August 4, 2003	33 Act File No. 333-108525 40 Act File No. 811-21427 WRL Freedom Premier III Variable Annuity	AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA V December 17, 2003	33 Act File No. 333-112089 40 Act File No. 811-21491 Flexible Premium Variable Annuity – F, under the marketing name “WRL Freedom Multiple”	AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA AA May 30, 2007	33 Act File No. 333-145461 40 Act File No. 811-22113 Flexible Premium Variable Annuity – M, under the marketing name “WRL Freedom Advisor”	AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
WRL Series Life Account July 16, 1985

40 Act File No.811-4420
(For all Contracts)

33 Act File No. 333-157211
WRL Associate Freedom
Elite Builder

33 Act File No. 333-135005
WRL ForLife

33 Act File No. 333-110315
WRL Freedom Elite Builder II

33 Act File No. 333-58322
WRL Freedom Elite Builder

33 Act File No. 333-107705
WRL Xcelerator

33 Act File No. 333-152446
WRL Xcelerator Focus and Exec

33 Act File No. 33-69138
WRL Freedom Wealth Protector

33 Act File No. 333-23359
WRL Financial Freedom Builder

33 Act File No. 33-31140
WRL Freedom Equity Protector

33 Act File No. 333-623976
WRL Freedom Elite

AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
WRL Series Life Account G January 20, 2002	40 Act File No. 811-21929 (For all Contracts) 33 Act File No. 333-149386 WRL Asset Advisor 33 Act File No. 333-149387 WRL Evolution	AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2009

(Signatures on following page)

WESTERN RESERVE LIFE                                                                       ALLIANCEBERNSTEIN L.P.
ASSURANCE CO. OF OHIO

By: /s/ Arthur D. Woods                                                                              By: /s/ Marc O. Mayer

Name:     Arthur D. Woods                                                                          Name: Marc O. Mayer

Title:     Vice President                                                                                 Title: Executive Vice President

TRANSAMERICA CAPITAL, INC.                                                      ALLIANCEBERNSTEIN INVESTMENTS, INC,

By:     /s/ Brenda L. Smith                                                                           By:     /s/ Daniel A. Notto
Name:     Brenda L. Smith                                                                          Name: Daniel A. Notto

Title:     Assistant Vice President                                                                 Title: Assistant Secretary